Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Response Genetics, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 13, 2010, relating to the consolidated financial statements of Response Genetics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

BDO USA, LLP
Los Angeles, California

December 17, 2010